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                                                                    Exhibit 21.1

                              List of Subsidiaries

Name of Entity                                  Jurisdiction of Organization
--------------                                  ----------------------------

Blue Steel Capital Corp.                        Delaware

N&T Railway Company LLC                         Delaware

2011448 Ontario Limited                         Ontario, Canada

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